EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Viacom Inc. of our report dated February 10, 2000, except for the second and third paragraphs of note 2, which are as of March 21, 2000 relating to the financial statements and financial statement schedules, which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
December 21, 2000